As filed with the Securities and Exchange Commission on July 26, 2004,
                                                     Registration No. -_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3588231
     -------------------------------        ------------------------------------
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                52-16 Barnett Avenue, Long Island City, NY 11104
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                         Written Compensation Contracts
                            (Full Title of the Plan)

                                 Jamieson Karson
                      Chairman and Chief Executive Officer
                               Steven Madden, Ltd.
                              52-16 Barnett Avenue
                           Long Island City, NY 11104
                                 (718) 446-1800
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000


                                ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                 Proposed maximum     Proposed maximum
  Title of each class of       Amount to be     offering price per   aggregate offering        Amount of
securities to be registered   registered(1)          Share(2)             price(2)        registration fee(2)
---------------------------------------------------------------------------------------------------------------
Common Stock............         260,000            $16.36               $4,253,600             $538.93
===============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on July 22, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to the employees participating in the written compensation contracts as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

     The following documents, as filed with the Securities and Exchange Commission (the "SEC") by the Company are incorporated herein by reference:

     (1)  Annual Report on Form 10-K for the year ended December 31, 2003.

     (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     (3) Current Report on Form 8-K dated January 26, 2004, Current Report on Form 8-K dated March 3, 2004, Current Report on Form 8-K dated March 25, 2004, Current Report on Form 8-K dated April 29, 2004, Current Report on Form 8-K dated May 21, 2004 and Current Report on Form 8-K dated July 23, 2004.

     (4) description of the Common Stock, par value $.0001 per share ("Common Stock"), contained in the Company's registration statement on Form SB-2, as amended, dated August 5, 1993 (SEC File No. 033-67162) as such description may be amended by the Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 1 to the Current Report on Form 8-K filed on November 23, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article Ten of the Company's Certificate of Incorporation states as follows:

     The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The Company's Amended and Restated Certificate of Incorporation is filed as
Exhibit 1 to the Current Report on Form 8-K filed on November 23, 1998.

     For the undertaking with respect to indemnification, see Item 9.

Item 8.  Exhibits


         Exhibit No.       Description
         -----------       -----------

         5                 Opinion of Cadwalader, Wickersham & Taft LLP.

         10.1 Agreement dated April 2, 2002 between Steven Madden, Ltd. and Robert Schmertz.

         10.2 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Daianara Grullon.

         10.3 Agreement dated August 1, 2002 between Steven Madden, Ltd. and John McCann.

         10.4 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Rachelle Watts.

         10.5 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Amelia Varela.

         10.6 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Mike Murphy.

         10.7 Amendment No. 2 (to Employment Agreement) dated October 30, 2002 between Steven Madden, Ltd. and Arvind Dharia (incorporated by reference to Exhibit
                           10.16 to the Report on Form 10-Q filed by the Company with the SEC on November 14, 2002).

         10.8 Agreement dated October 7, 2002 between the Steve Madden Mens Wholesale Division of Steven Madden, Ltd. and Harry Chen.

         10.9 Amendment No. 1 (to Employment Agreement) dated July 1, 2002 between Steven Madden, Ltd. and Richard Olicker (incorporated by reference to Exhibit 10.6 to the Report on Form 10-Q filed by the Company with the SEC on November 14, 2002).

         10.10 Agreement dated January 2, 2003 between Steven Madden, Ltd. and Jeff Birnbaum.

         23.1 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).

         23.2              Consent of Eisner LLP.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on July 26, 2004.


                                        STEVEN MADDEN, LTD.




                                        By: /s/ JAMIESON KARSON
                                            ------------------------------------
                                            Jamieson Karson
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                      Date
----------------------------    ---------------------------    -----------------


/s/ JAMIESON KARSON                  Chairman and Chief            July 26, 2004
----------------------------          Executive Officer
Jamieson Karson


/s/ JEFFREY BIRNBAUM                 Director                      July 26, 2004
----------------------------
Jeffrey Birnbaum


/s/ MARC S. COOPER                   Director                      July 26, 2004
----------------------------
Marc S. Cooper


/s/ JOHN L. MADDEN                   Director                      July 26, 2004
----------------------------
John L. Madden


/s/ PETER MIGLIORINI                 Director                      July 26, 2004
----------------------------
Peter Migliorini


/s/ THOMAS H. SCHWARTZ               Director                      July 26, 2004
----------------------------
Thomas H. Schwartz


/s/ AWADHESH SINHA                   Director                      July 26, 2004
----------------------------
Awadhesh Sinha


/s/ ARVIND DHARIA                    Chief Financial Officer       July 26, 2004
----------------------------
Arvind Dharia

                                  EXHIBIT INDEX


         Exhibit No.       Description
         -----------       -----------

         5                 Opinion of Cadwalader, Wickersham & Taft LLP.

         10.1 Agreement dated April 2, 2002 between Steven Madden, Ltd. and Robert Schmertz.

         10.2 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Daianara Grullon.

         10.3 Agreement dated August 1, 2002 between Steven Madden, Ltd. and John McCann.

         10.4 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Rachelle Watts.

         10.5 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Amelia Varela.

         10.6 Agreement dated August 1, 2002 between Steven Madden, Ltd. and Mike Murphy.

         10.7 Amendment No. 2 (to Employment Agreement) dated October 30, 2002 between Steven Madden, Ltd. and Arvind Dharia (incorporated by reference to Exhibit
                           10.16 to the Report on Form 10-Q filed by the Company with the SEC on November 14, 2002).

         10.8 Agreement dated October 7, 2002 between the Steve Madden Mens Wholesale Division of Steven Madden, Ltd. and Harry Chen.

         10.9 Amendment No. 1 (to Employment Agreement) dated July 1, 2002 between Steven Madden, Ltd. and Richard Olicker (incorporated by reference to Exhibit 10.6 to the Report on Form 10-Q filed by the Company with the SEC on November 14, 2002).

         10.10 Agreement dated January 2, 2003 between Steven Madden, Ltd. and Jeff Birnbaum.

         23.1 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).

         23.2              Consent of Eisner LLP.